Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InspireMD Inc. of our report dated March 30, 2023 relating to the financial statements, which appears in InspireMD Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
January 2, 2024	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il